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                                                                   Exhibit 10(b)
                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") made in duplicate originals and effective this 1st day of April, 1999, is between POTOMAC VALLEY BANK, INC., a West Virginia corporation, ("Company") and PATRICK N. FRYE, ("Employee").

     WHEREAS, the Company offers the terms and conditions of employment hereinafter set forth and the Employee has indicated his willingness to accept such terms and conditions in consideration of his employment with the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made in this Agreement, the parties agree as follows:

     1. Employment. The Company hereby employs Employee and Employee hereby accepts employment with the Company as President, Chief Executive Officer and member of the Board of Directors of the Company upon the terms and conditions set forth herein.

     2.   Term.  The term of this Agreement shall be for two (2) years and nine
(9) months, unless one of the parties terminates this Agreement as provided herein. Upon expiration of the original term of this Agreement, the Board of Directors of the Company shall review the Agreement at least annually, and may, with the consent of the Employee, extend this term of employment for additional one (1) year term(s), in which case such term shall end one (1) year from the date on which it is last renewed.

     3. Duties. Employee shall perform and have all of the duties and responsibilities that may be assigned to him from time to time by the Board of Directors of the Company. Employee shall devote his best efforts on a full-time basis to the performance of such duties.

     4. Compensation and Benefits. During the term of employment, the Company agrees to pay Employee a base salary and to provide benefits as set forth in Exhibit A, which is attached hereto and incorporated herein by reference.

     5. Termination by the Company or Employee. The employment of Employee with the Company may be terminated by any one of the following means, in which case Employee shall be entitled to such compensation as is described below:

     A. Mutual Agreement: The Employee's employment may be termination by mutual agreement of the parties upon such terms and conditions as they may agree.

     B.   For Cause.

          (1) The Employee's employment may be terminated by the Company for cause consisting of one or more of the reasons specified in Paragraph 5(B)(2)(a)-(e) below; provided, however, that if the cause of termination is for a reason specified in Paragraph 5(B)(2)(a) below, and if in the reasonable judgment of the Board of Directors of the Company the damage incurred by the company as a result of Employee's conduct constituting cause is damage of a type that is capable of being substantially reversed and corrected, the Company shall give Employee thirty (30) days advance notice of the Company's intention to terminate his employment for cause and a reasonable opportunity to cure the cause of the possible termination to the satisfaction of the Company.
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          (2)  For purposes of this Agreement, the term "cause" shall be defined as follows:
               (a) Employee's repeated negligence, malfeasance or misfeasance in the performance of Employee's duties that can reasonably be expected to have an adverse impact upon the business and affairs of the Company;
               (b) Employee's commission of any act constituting theft, intentional wrongdoing or fraud;
               (c) The conviction of the Employee of a felony criminal offense in either state or federal court;
               (d) Any single act by Employee constituting gross negligence or which causes material harm to the reputation, financial condition or property of the Company; or
               (e) The death of Employee during the term of this Agreement, in which event the Company shall pay to the estate of the Employee any compensation for services rendered but unpaid prior to the Employee's date of death.

          (3) The Board of Directors of the Company shall determine, in its sole discretion, whether any acts and/or omissions on the part of Employee constitute "cause" as defined above. Notwithstanding the foregoing, Employee shall be entitled to arbitrate a finding of the Board of Directors of "cause" in accordance with Paragraph 10 hereof.

          (4) In the event that Company terminates Employee's employment for cause as defined above, Employee shall be entitled to be paid his regular salary and benefits up to the effective date of the termination, but not any additional compensation.

     C. Not for Cause. Employee's employment may be terminated by the Company for any reason permitted under applicable law so long as Employee is given thirty (30) days advance written notice (or payment in lieu thereof). In the event of a termination pursuant to this subparagraph, Employee shall be entitled to payment from the Company equivalent to the base salary compensation set forth in this Agreement for the remaining term of the Agreement or severance pay equal to twelve (12) months of base salary payments, whichever is greater.

     D. Employee Resignation. Employee recognizes and understands the vital role he plays in the Company's operation, growth and development, and therefore agrees not to resign from employment during the initial term of this Agreement except in the event of his disability. If the Employee resigns in violation of this commitment, Employee agrees to comply with the restrictions set forth in Paragraph 6 below.

     E. Change in Control. Exhibit B hereto sets forth the rights and responsibilities of the parties in the event of a change in control, as defined therein, and is incorporated herein by reference.

     6. Noncompetition and Nonsolicitation. In consideration of the covenants set forth herein, including but not limited to the severance pay set forth in Paragraph 5(E) and Exhibit B, Employee agrees as follows:

     A. For a period of three (3) years after Employee's employment with the Company is terminated by Employee for any reason other than Employee's disability, Employee shall not, directly or indirectly, engage in the business of banking in the City of Petersburg or the counties of Pendleton, Grant, Hardy, Mineral or Hampshire, West Virginia. For purposes
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          of this Paragraph 6(A), being engaged in the business of banking shall mean Employee's presence or work in a bank office in the specified geographic area or Employee's solicitation of business from clients with a primary or principle office in the specified geographic area.

     B. During Employee's employment by the Company and for three (3) years after Employee's employment with the Company is terminated by Employee for any reason other than Employee's disability, Employee shall not, on his own behalf or on behalf of any other person, corporation or entity, either directly or indirectly, solicit, induce, recruit or cause another person in the employ of the Company or its affiliates to terminate his or her employment for the purpose of joining, associating or becoming an employee with any business which is in competition with any business or activity engaged in by the Company or its affiliates.

     C. Employee further recognizes and acknowledges that in the event of the termination of Employee's employment with the Company for any reason other than Employee's disability, (1) a breach of the obligations and conditions set forth herein will irreparably harm and damage the Company; (2) an award of money damages may not be adequate to remedy such harm; and (3) considering Employee's relevant background, education and experience, Employee believes that he will be able to earn a livelihood without violating the foregoing restrictions. Consequently, Employee agrees that, in the event that Employee breaches any of the covenants set forth in this Paragraph 6, the Company and/or its affiliates shall be entitled to both a preliminary and permanent injunction in order to prevent the continuation of such harm and to recover money damages insofar as they can be determined, including, without limitation, all costs and attorneys' fees incurred by the Company in enforcing the provisions of this Paragraph 6. Such relief may be sought notwithstanding the arbitration provision set forth in Paragraph 10 below.

     7. Definition of Disability. For the purposes of the Agreement, the term "disability" shall mean a physical or mental condition rendering Employee substantially and permanently unable to perform the duties of an officer and director of a banking organization.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail listed herein. In the case of Employee to the following address:
__________________________________________________________________________
__________________________________________. In the case of the Company to the
Chairman addressed to P. O. Box 1079, Petersburg, West Virginia 26847. Any notice sent pursuant to this paragraph shall be effective when deposited in the mail.

     9. Confidential Information. Employee shall not, during the term of this Agreement or at any time thereafter, directly or indirectly, publish or disclose to any person or entity any confidential information concerning the assets, business or affairs of the Company, including but not limited to any trade secrets, financial data, employee or customer/client information or organizational structure.

     10. Arbitration. Any dispute between the parties arising out of or with respect to this Agreement or any of its provisions or Employee's employment with the Company shall be resolved by the sole and exclusive remedy of binding arbitration. Arbitration shall be conducted in Petersburg, West Virginia, or such other place as might be mutually agreed between the parties, in accordance with the rules of the American Arbitration Association ("AAA"). The parties agree to select one arbitrator from an AAA employment panel. The arbitration shall be conducted in accordance with the West Virginia Rules of Evidence and all discovery issues shall be decided by the arbitrator. The arbitrator shall supply a written opinion and analysis of the matter submitted for arbitration along with the decision. The arbitration decision shall be final and subject to enforcement in the local circuit court.
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     11.  Entire Agreement. This Agreement constitutes the entire Agreement between the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and may not be changed or amended except by an instrument in writing to be executed by each of the parties hereto.

     12. Severability. If any provision hereof, or any portion of any provision hereof, is held to be invalid, illegal or unenforceable, all other provisions shall remain in force and effect as if such invalid, illegal or unenforceable provision or portion thereof has not been included herein. If any provision or portion of any provision of this Agreement is so broad as to be unenforceable, such provision or a portion thereof shall be interpreted to be only so broad as is enforceable.

     13. Headings. The headings contained in this Agreement are included for convenience or reference only and shall have no effect on the construction, meaning or interpretation of this Agreement.

     14. Governing Law. The laws of the State of West Virginia shall govern the interpretation and enforcement of this Agreement.

     15. Amendments. Any amendments to this Agreement must be in writing and signed by all parties hereto except that extensions of the term of this Agreement under Paragraph 2 above, may be evidenced by minutes of a meeting of the Board of Directors.

     16. Waiver of Breach. No requirement of this Agreement may be waived except by a written document signed by the party adversely affected. A waiver of a breach of any provision of the Agreement by any party shall not be construed as a waiver of subsequent breaches of that provision.

     17. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its corporate officer thereunto duly authorized, and Employee has hereunto set his hand and seal, as of the day and year first above written:

                                   POTOMAC VALLEY BANK, INC.

                                   By:    /s/ G. R. Ours
                                       ---------------------------
                                   Its:       Chairman
                                       ---------------------------


                                            /s/ Patrick N. Frye
                                   -------------------------------
                                   Patrick N. Frye
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                                   EXHIBIT A
                           COMPENSATION AND BENEFITS


     A. Base Salary. Employees starting base salary shall be $100,000 per calendar year. Commencing April 1, 1999, and through the remaining months of 1999, Employee shall receive $8,333.33 per month as a base salary. Employee shall then be considered for salary increases on the basis of merit beginning January 1, 2000, the second full year of his employment.

     B. Bonus. In addition to the base salary provided for herein, Employee shall be eligible for an incentive bonus subject to the goals and criteria information and data attached hereto and made a part of this Exhibit A.

     C. Vacation. Employee shall be entitled to all paid vacation and holidays and other paid leave as provided by the Company to other employees; providing, however, commencing the year 1999, Employee shall be entitled to paid vacation of three weeks.

     D. Fringe Benefits. The Company shall afford to Employee the benefit of all fringe benefits afforded to all other Company officers, including but not limited to retirement plans, life insurance, disability, health and accident insurance benefits and any other fringe benefit plan now existing or hereinafter adopted by the Company.

     E. Business Expenses. The Company shall reimburse Employee for all reasonable expenses incurred by Employee in carrying out his duties and responsibilities, including, but not limited to, reimbursing civic club organization dues, Valley View Golf Club membership dues and reasonable expenses for customer entertainment.

     F. Automobile. The Company shall provide Employee with the use of an automobile for the Employee's business and personal use. The Company shall be responsible for expenses associated with the vehicle including but not limited to taxes, gasoline, licenses, maintenance, repair, insurance and reasonable cellular phone charges. Employee shall be subject to tax for his personal use of vehicle in accordance with the Internal Revenue Code and any applicable state law. Upon approval of the Company, appropriate replacement vehicles may be provided in the future.
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     G.   Director's Fees. The Company shall pay Employee the same Director's fees for attendance of Board meetings as are provided to other members of the Board of Directors.